                                                                    Exhibit 10.I

                                              Hanover, New Jersey



                                PROMISSORY NOTE
                                HANOVER MARRIOTT
                              HANOVER, NEW JERSEY


$29,875,000.00                                            August 18, 1997


     THIS PROMISSORY NOTE (hereinafter sometimes referred to as this "Note") between HANOVER MARRIOTT LIMITED PARTNERSHIP, a Delaware limited partnership having its principal address at 10400 Fernwood Road, Bethesda, MD 20817 (hereinafter referred to as "Maker"), and CONNECTICUT GENERAL LIFE INSURANCE COMPANY, a Connecticut corporation, having a principal place of business of 900 Cottage Grove Road, Bloomfield, Connecticut and a mailing address of 900 Cottage Grove Road, Hartford, Connecticut 06152-2319 (the "Payee") (the legal holder from time to time of this Note, including Payee as the current holder, is hereinafter referred to as "Holder").

     FOR VALUE RECEIVED, Maker promises to pay to the order of Holder, at such place of business or at such other place as the Holder hereof may designate in writing, the principal sum of Twenty Nine Million Eight Hundred Seventy-Five Thousand Dollars and 00/100 Dollars ($29,875,000.00), or so much thereof as may be advanced to or for the benefit of Maker by Holder and be outstanding (hereinafter referred to as "Principal Indebtedness"), together with interest thereon at an annual rate of eight and fifty-eight one-hundredths of one percent (8.58%) (the "Interest Rate"), in accordance with the provisions hereinafter set forth.

     1.   Terms of Payment.  If the date on which Principal Indebtedness is
          ----------------
advanced to Maker ("the Advancement Date") is not the first day of a calendar month, then Maker shall pay to Holder on the Advancement Date interest only on the Principal Indebtedness, at the Interest Rate, calculated on the basis of a 365-day year and for the actual number of days from and including the Advancement Date to and including the first day of the calendar month following the Advancement Date. On the first day of the second calendar month following the Advancement Date and on the first day of each calendar month thereafter (hereinafter called the "monthly payment dates") through but excluding July 1, 2004, Maker shall pay to Holder the sum of $242,094.00

(hereinafter referred to as "monthly payments"), to be applied first to interest on the Principal Indebtedness from time to time outstanding at the Interest Rate and the balance to be applied in reduction of the Principal Indebtedness based on a twenty-five-year amortization schedule. The interest component of the monthly payments shall be calculated and applied on the basis of a 360-day year consisting of twelve 30-day months. On August 1, 2004 (the "Maturity Date") Maker shall pay to Holder the entire Principal Indebtedness then remaining unpaid, together with accrued and unpaid interest thereon at the Interest Rate and any other charges due under this Note, the Mortgage (defined in Section 3 hereinbelow), and any other documents between Maker and Holder evidencing or securing or pertaining to the advancement or disbursement of the Principal Indebtedness (as the same are more completely defined and described in the Mortgage, collectively the "Loan Documents"). The period from and including the date hereof to the Maturity Date will be referred to hereinafter as the "Term".

     2.   Prepayment.  Except as specifically provided herein or in the
          ----------
Mortgage, no prepayment of the Principal Indebtedness shall be allowed prior to August 1, 1999 (the "Closed Period"). Maker, whether or not a debtor in a proceeding under Title 11, United States Code, may prepay the Principal Indebtedness in full, but not in part, on any monthly payment date after the Closed Period, provided Maker gives Holder thirty (30) days prior written notice and pays a fee (the "Prepayment Fee") as described below.

     The Prepayment Fee shall be the greater of (a) one percent (1%) of the then-existing Principal Indebtedness, or (b) Yield Maintenance (as defined below).

     The Loan may be prepaid at par, without payment of a Prepayment Fee, during the one hundred twenty (120) day period prior to the Maturity Date. The foregoing Prepayment Fee, if any, will be due when the indebtedness evidenced by this Note is prepaid after the Closed Period, whether such prepayment is voluntary or results from default, acceleration or any other cause, except for the application of casualty loss or condemnation proceeds to reduce the Principal Indebtedness (and as otherwise expressly provided in this Note and the Mortgage), with respect to which no Prepayment Fee will be applicable.

     Yield Maintenance:  Yield Maintenance is defined as the sum of the present
     -----------------
values on the date of prepayment of each Monthly Interest Shortfall for each month throughout the remaining Term of the Loan, discounted at the monthly Treasury Yield.

     The Monthly Interest Shortfall is calculated for each monthly payment date and is the product of (i) the positive difference, if any, of (a) the Semi-Annual Equivalent Rate, less (b) the Treasury Yield, (ii) divided by twelve
(12), times (iii) the outstanding principal balance of the Loan on each monthly payment date for which the calculation is made for each full and partial month remaining in the Term.

     The present value is then determined by discounting each Monthly Interest Shortfall at the Treasury Yield divided by twelve (12).

          FOR EXAMPLE: If a loan bearing a nine percent (9%) interest rate were prepaid with twenty-four (24) months remaining in the Term, at a time when Federal Statistical Release H.15 (519) reported a two (2) year Treasury Yield of 7.0%, and the outstanding loan balance was $10,000,000.00, then:


          Semi-Annual Equivalent Rate                 .0917
          less the Treasury Yield                    -.0700
                                                      -----
          equals the positive rate difference         .0217
          divided by 12
          equals the monthly rate difference          .001808
          times the principal balance                x $10,000,000
                                                       -----------
          equals the Monthly Interest Shortfall        $    18,080

          The sum of the Present Values of all the Monthly Interest Shortfalls ($18,080) discounted at the monthly Treasury Yield (7% divided by 12 or .58333%) equals $403,318.60.

     The "Semi-Annual Equivalent Rate" for this loan is 8.70%.

     The "Treasury Yield" will be determined by reference to the most recently published and released Federal Reserve Statistical Release H.15 (519) of Selected Interest Rates (or any similar successor publication of the Federal Reserve) closest to the date of prepayment. If the remaining Term is less than one year, the Treasury Yield will equal the yield for 1-Year Treasury Constant Maturities. If the remaining Term is equal to one of the maturities of the Treasury Constant Maturities (e.g., 1-year, 2-year, etc.), then the Treasury
                                  ----
Yield will equal the yield for the Treasury Constant Maturity with a maturity equaling the remaining Term. If the remaining Term is longer than one year, but does not equal one of the maturities of the Treasury Constant Maturities, then the Treasury Yield will equal the yield for the Treasury Constant Maturity closest to but not exceeding the remaining Term.

     In the event of a prepayment during the Closed Period resulting from a default, acceleration or any other reason (except for the application of insurance proceeds or condemnation awards to reduce the principal portion of the Indebtedness), Maker shall pay to Holder a prepayment fee (a "Default Prepayment Fee") calculated as Yield Maintenance, except that the Monthly Interest Shortfall shall instead be calculated for each full and partial month remaining in the term as the product of (i) the positive difference, if any, between (a) the Semi-Annual Equivalent Rate, plus 200 basis points, less (b) the Treasury Yield, (ii) divided by twelve (12), (iii) times the outstanding principal balance of the Loan on the Monthly Payment Date for which the calculation is made.

     The Prepayment Fee does not constitute a penalty, but rather represents the reasonable estimate, agreed to between Maker and Payee, of a fair compensation for the loss that may be sustained by Holder due to prepayment of the Principal Indebtedness prior to the Maturity Date. Any prepayment fee required pursuant to the preceding paragraphs shall be paid without prejudice to the right of Holder to collect any of the amounts owing under this Note or the Mortgage or otherwise or to enforce any of its rights or remedies arising out of an Event of Default hereunder or under any of the other Loan Documents.

     3.   Security.  This Note is secured by, among other things, that certain
          --------
Mortgage and Security Agreement (hereinafter referred to as the "Mortgage") given by Maker to Payee, of even date herewith, constituting a first lien on certain real estate located in the Township of Hanover, County of Morris, State of New Jersey and a first priority security interest in certain personal property and any leasehold in such personal property and an assignment of rents and leases with respect thereto as more completely defined and described in the Mortgage (hereinafter collectively referred to as the "Security").

     4.   Location and Medium of Payments.  The sums payable under this Note or
          -------------------------------
under the Mortgage shall be paid to Holder at its principal address hereinabove set forth, or at such other place as Holder may from time to time hereafter designate to Maker in writing, in legal tender of the United States of America.

     5.   Events of Default and Acceleration of Maturity.  At the option of
          ----------------------------------------------
Holder, which may be exercised at any time after one or more of the following events (each being an "Event of Default") shall have occurred and still continue to exist, the whole of the Principal Indebtedness, together with all interest and other charges due under any of the Loan Documents, shall immediately become due and payable ("Acceleration of Maturity"): (a) if any payment of any installment of the Principal Indebtedness, and/or principal, and/or interest, and/or escrow amounts due hereunder or under one of the other Loan Documents is not received by Holder within five (5) Business Days (defined in Section 20 hereinbelow) of the date when due, except that the first two (2) times in any twelve (12) month rolling period Holder shall provide notice to Maker of its failure to make such payment and the failure to make such payment shall not constitute an Event of Default until Three (3) Business Days after the effective date of such notice; (b) if Maker shall fail in any material respect to observe or perform any other duty, covenant, promise or other obligation of a monetary or non-monetary nature provided for in this Note, or in the Mortgage, or in any other Loan Document ("failure to observe or perform"), which failure to observe or perform is not cured within thirty (30) days after notice to Maker from Holder specifying the nature of the failure to observe or perform; except it shall not constitute an Event of Default so long as such failure to observe or perform is not susceptible of cure within such period, so long as Maker has commenced to cure within such thirty (30) day period and thereafter diligently pursues such cure to completion, and provided further that such cure is completed within a reasonable period of time in no event later than one hundred eighty (180) days after Holder's original notice to Maker; or (c) if an Event of Default (as defined and described in the Mortgage) exists under the terms of the Mortgage.

     6.   Interest Following an Event of Default.  Upon and after the occurrence
          --------------------------------------
of an Event of Default, Holder may exercise any and all remedies to which it may be entitled, including without limitation, Acceleration of Maturity. Upon the occurrence of an Event of Default and so long as it continues to exist, the entire amount of principal, interest and other charges due as of the date of such Event of Default shall bear interest at a rate (the "Default Rate") equal to the lesser of (i) the Interest Rate plus Two percent (2%) per annum, or (ii) the maximum amount permitted by law.

     7.   Collection and Enforcement Costs.  Maker, upon demand, shall pay
          --------------------------------
Holder for all costs and expenses, including without limitation, Attorneys' Fees (as defined in Section 17 hereinbelow), paid or incurred by Holder in connection with the collection of any sum due hereunder, or in connection with enforcement of any of Holder's rights or Maker's obligations under this Note, the Mortgage or any of the other Loan Documents.

     8.   Continuing Liability.  Subject to the terms of Section 15 hereof, the
          --------------------
obligation of Maker to pay the Principal Indebtedness, interest and all other sums due hereunder shall continue in full force and effect and in no way be impaired until the actual payment thereof to Holder, and in case of a sale or transfer of all or any part of the Security, or in case of any further agreement given to secure the payment of this Note, or in case of any agreement or stipulation extending the time or modifying the terms of payment above recited, Maker shall nevertheless continue to be liable on this Note, as extended or modified by any such agreement or stipulation, unless released and discharged in writing by Holder.

     9.   Joint and Several Liability.  Subject to the provisions of Section 15
          ---------------------------
hereof, if more than one person, corporation, partnership or other entity shall become a party to this Note, then each person and entity shall be fully liable for all obligations of Maker hereunder, and such obligations shall be joint and several.

     10.  No Oral Changes; Waivers.  This Note may not be changed orally, but
          ------------------------
only by an agreement in writing signed by the party against whom enforcement of a change is sought. The provisions of this Note shall extend and be applicable to all renewals, amendments, extensions, consolidations, and modifications of the Mortgage and/or the other Loan Documents, and any and all references herein to the Mortgage and/or the Loan Documents shall be deemed to include any such renewals, amendments, extensions, consolidations, or modifications thereof.

     Maker and any future indorsers, sureties, and guarantors hereof (each an "Obligor"), jointly and severally, waive presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest, and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default (except notice of default required hereby, if any), or enforcement of the payment of this Note, and they agree that the liability of each of them shall be unconditional without regard to the liability of any other party and shall not be in any manner affected by an indulgence, extension of time, renewal, waiver, or modification granted or consented to by the Holder; and Maker and all Obligors hereby consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Holder hereof with respect to the payment or other provisions of this Note, and to the release of the Security, or any part thereof, with or without substitution, and agree that additional Obligors may become parties hereto without notice to them or affecting their liability hereunder.

     Holder shall not by any act of omission or commission be deemed to waive any of its rights or remedies hereunder unless such waiver be in writing and signed by Holder, and then only to the extent specifically set forth therein; a waiver on one event shall not be construed as continuing or as a bar to or waiver of such right or remedy on a subsequent event. The acceptance by Holder of payment hereunder that is less than payment in full of all amounts due at the time of such payment shall not without the express written consent of Holder:
(i) constitute a waiver of the right to exercise any of Holder's remedies at that time or at any subsequent time, (ii) constitute an accord and satisfaction, or (iii) nullify any prior exercise of any remedy.

     No failure to cause an Acceleration of Maturity hereof after the occurrence and during the continuation of an Event of Default hereunder, acceptance of a past due installment, or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by the laws of the State of New Jersey; and, to the maximum extent permitted by law, Maker hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.

     To the maximum extent permitted by law, Maker hereby waives and renounces for itself, its heirs, successors and assigns, all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, and appraisement, now provided, or which may hereafter be provided, by the Constitution and laws of the United States of America and of any state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note.

     11.  Bind and Inure.  This Note shall bind and inure to the benefit of the
          --------------
parties hereto and their respective legal representatives, heirs, successors and assigns.

     12.  Applicable Law.  The provisions of this Note shall be construed and
          --------------
enforceable in accordance with the laws of the State of New Jersey.

     If any provision of this Note or the application hereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Note nor the application of such provision to any other person or circumstance shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law, except that if such provision relates to the payment of a monetary sum that Holder determines in its sole reasonable discretion will have a material adverse effect on the Principal Indebtedness or the Security, then the Holder may, at its option, declare the entire indebtedness evidenced hereby due and payable upon sixty (60) days prior written notice to Maker and, provided no Event of Default is then continuing, without prepayment fee or premium.

     Notwithstanding the foregoing to the contrary, if, under the terms of the immediately preceding paragraph, Holder shall have the right to declare the entire indebtedness evidenced hereby due and payable, but by separate agreement or by amendment to this Note the obligations of Maker for the payment of money can lawfully be modified or supplemented to provide to Holder an equal monetary return on its investment and substantially the same security as before such provision was rendered invalid or unenforceable, then within thirty (30) days after Holder's written notice to Maker, Maker and Holder shall enter into such separate agreement or amendment to this Note, on terms and provisions reasonably acceptable to Holder. If Maker and Holder fail to enter into such separate agreement or amendment to this Note within such thirty
(30) day period, then either Maker may elect to repay, or Holder may elect to require Maker to repay, the entire indebtedness at par within sixty (60) days of the expiration of such thirty (30) day period.

     13.  Usury.  It is hereby expressly agreed that if from any circumstances
          -----
whatsoever fulfillment of any provision of this Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other law, with regard to obligations of like character and amount, then ipso facto the
                                                         ---- -----
obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Note that is in excess of the limit of such validity. In no event shall Maker be bound to pay for the use, forbearance or detention of the money loaned pursuant hereto, interest of more than the then current legal limit; the right to demand any such excess being hereby expressly waived by Holder.

     14.  Notice.  Any notice, request, demand, statement or consent made
          ------
hereunder shall be in writing signed by the party giving such notice, request, demand, statement or consent, and shall be deemed to have been properly given when either delivered personally, or deposited in the United States Mail, postage prepaid and certified or registered, return receipt requested, or delivered to a reputable overnight delivery service providing a receipt, in each case addressed to the other party at its address set forth below, or at such other address within the continental United States of America as such party may have theretofore designated in writing in accordance with the terms of this provision. The effective date of any notice given as aforesaid shall be the date of personal service, five (5) Business Days after deposit in the United States Mail as aforesaid, or one (1) Business Day after delivery to such overnight delivery service, whichever is applicable. For purposes hereof, the addresses are as follows:

         If to Holder:  Connecticut General Life Insurance Company
                        c/o CIGNA Investments, Inc.
                        900 Cottage Grove Road
                        Hartford, Connecticut  06152-2319
                        Attention:  Investment Services, S-319

         With a copy to:  CIGNA Corporation
                          Investment Law Department
                          900 Cottage Grove Road
                          Hartford, Connecticut  06152-2215
                          Attention:  Real Estate Division, S-215A

         If to Maker:     Hanover Marriott Limited Partnership
                          10400 Fernwood Road
                          Bethesda, Maryland 20817
                          Attn: Treasurer


         With a
         copy to:         Host Marriott Corporation
                          10400 Fernwood Road
                          Bethesda, Maryland, 20817
                          Attn: Law Department


    15.  Limitations on Recourse.  Except as hereinafter in this Section and in
         -----------------------
Section 40 of the Mortgage specifically provided, Maker, Marriott Hanover Hotel Corporation ("MHHC") and any other partners of the Maker shall not be personally liable for the payment of any sums due hereunder or the performance of any obligations of Maker hereunder or under any other Loan Document. No judgment for the repayment of the Indebtedness and no action to foreclose the Mortgage, or to collect any amount payable under the Loan Documents, or to satisfy any other claim relating thereto will be enforced against Maker or MHHC or any other partner of Maker personally or any property of Maker or MHHC or any other partner of Maker other than the Security and any other security furnished under the Loan Documents in any action to foreclose the Mortgage or to otherwise realize upon any security furnished under the Loan Documents or to collect any amount payable under the Loan Documents. Notwithstanding the foregoing:

         (a) Nothing herein contained shall be construed as prohibiting Holder from exercising any and all remedies which the Loan Documents permit, including the right to bring actions or proceedings against Maker and/or MHHC and/or any other general partner of Maker and to enter a judgment against Maker and/or MHHC and/or any other general partner in Maker, so long as the exercise of any remedy does not extend to execution against or recovery out of any property of Maker and/or MHHC and/or any other partner other than the security furnished under the Loan Documents;

         (b) Maker and MHHC and any other general partner of Maker, but not any limited partner of Maker who is not also a general partner, shall be fully and personally jointly and severally personally liable for (i) misapplying any condemnation proceeds or insurance proceeds attributable to the Real Property, to the full extent of such proceeds so misapplied, (ii) misapplying any security deposits attributable to the Real Property, to the full extent of such deposits so misapplied, (iii) collecting any Rents (defined in the Mortgage), Revenues (defined in the Mortgage) and any other revenues and income generated by the operation of the hotel on the Real Property (defined in the Mortgage) in advance in violation of any covenant contained in any of the Loan Documents (except for deposits to hold advance room reservations which occur in the ordinary course of business), to the full extent of such Rents, Revenues and other revenues and income collected in advance, (iv) committing fraud, misrepresentation or waste in connection with the operation of the Security or the making of the loan evidenced hereby, to the full extent of any remedies available at law or in equity, not to exceed Holder's actual damages, except that no such limit shall apply or be imposed if Maker, or its general partner(s) intentionally commit(s)s fraud, misrepresentation or waste, (v) Gross Revenues (as defined in the Hotel Management Agreement, as defined in the Mortgage) from the Real Property are sufficient to pay any portion of the indebtedness, operating expenses, maintenance expenses, insurance premiums, reserve or escrow account deposits, sales and occupancy taxes, wages, salaries, taxes and benefits relating to hotel employees, employment and withholding taxes, or other sums required to be paid pursuant to the terms of the Loan Documents, and Mortgagor fails to make any or all such payments or deposits when due, all to the extent of any funds diverted from such obligations, payments and/or expenses during the twelve (12) months prior to Mortgagee's notice of acceleration through the date Mortgagee takes title to the Real Property;
     (vi) failing to pay all or any portion of the real estate taxes and assessments which are a lien against the Real Property during the period of Maker's ownership at a time when there were sufficient Gross Revenues available to pay all or any portion of such real estate taxes and assessments, to the full extent of such unpaid real estate taxes and assessments; and (vii) failing to maintain the coverages and levels of insurance required under the Mortgage or any other of the Loan Documents, to the extent that a casualty or other liability occurs or arises and insurance proceeds would have been available had such insurance coverages and levels been maintained, in the amount of the difference between the actual insurance proceeds and the insurance proceeds that would have been available had such levels and coverages of insurance been maintained as required by the terms of the Loan Documents;

         (c) There shall be no limitation, in any event, of Maker's personal liability under, and the exercise of any of Holder's rights under any separate indemnity agreement from Maker to Holder which may be entered into, including but not limited to, the Environmental Indemnification Agreement of even date herewith from Maker and Marriott Hanover Hotel Corporation to Holder with regard to the Security except as may be expressly set forth therein;

         (d) Nothing contained in this Section shall be deemed to prejudice the rights of Holder to proceed against any entity or person whatsoever, including the Maker, with respect to the enforcement of the Agreement Concerning Hotel Management Agreement and any guarantees, leases, master leases, or similar rights of payment.

    16.  Time of the Essence.  Time is of the essence with respect to the
         -------------------
intent, meaning, construction and enforcement of each and every covenant, agreement and obligation of Maker under this Note, the Mortgage and all of the other Loan Documents.

    17.  Attorney Fees.  Any reference to "Attorney Fees" or "Attorneys' Fees")
         -------------
in this Note includes but is not limited to both the reasonable fees and all charges and costs incurred by Holder through its retention of outside legal counsel and paralegals and the allocable reasonable fees and all charges and costs for services rendered by Holder's in-house or staff counsel and paralegals. Any reference to "Attorney Fees" or "Attorneys' Fees" shall also include but not be limited to both the reasonable fees and all charges and costs incurred by Holder through its retention of outside legal counsel and paralegals and the reasonably allocable fees and all charges and costs for services rendered by Lender's in-house or staff counsel and paralegals related to the Indebtedness, including such fees, costs and charges incurred by Holder in the collection of any Principal Indebtedness, the enforcement of any obligations hereunder, the protection of the Security, the foreclosure of the Mortgage, the sale of the Security, the defense of actions arising hereunder and the collection, protection or set off of any claim the Holder may have in a proceeding under Title 11, United States Code. Any Attorneys' Fees provided for hereunder shall accrue whether or not Holder has provided notice of an Event of Default or of an intention to exercise its remedies for such Event of Default.

    18.  Waiver of Trial of Jury.  Maker hereby waives its right to a trial by
         -----------------------
jury as to any matter arising out of or concerning the subject matter of this Note.

    19.  Interpretation.  Each provision of this Note shall be interpreted in
         --------------
such a manner as to be effective and valid under applicable law, but if any provision shall be ineffective, invalid or unenforceable in whole or in part, the remaining provisions of this Note shall be effective, valid and enforceable to the fullest extent not prohibited by law.

    20.  Business Day.  The terms "Business Day" and "Business Days" as used in
         ------------
this Note shall mean any calendar day other than a Saturday, a Sunday or a Federal holiday on which the U.S. Postal Service offices are closed for business in one or more of Bethesda, Maryland, Hanover, New Jersey or Hartford, Connecticut.

    IN WITNESS WHEREOF, Maker has duly executed this Note as a sealed instrument as of the day and year first above written.

Attest:                     MAKER:
                            -----
                            HANOVER MARRIOTT LIMITED PARTNERSHIP,
                            a Delaware limited partnership

                            By:  Marriott Hanover Hotel Corporation,
                                 a Delaware corporation,
                                 its sole general partner


David E. Reichmann               By:  Bruce D. Wardinski
---------------------------           ---------------------------------
                                      Name: Bruce D. Wardinski
                                      Title: Vice President


---------------------------

                 JOINDER OF MARRIOTT HANOVER HOTEL CORPORATION
                 ---------------------------------------------


Marriott Hanover Hotel Corporation, a Delaware corporation, hereby joins in the execution of this Note solely to evidence its acknowledgment and agreement to be jointly and severally personally liable for certain obligations as set forth in
Section 15 hereof and Section 40 of the Mortgage.



Attest:               MARRIOTT HANOVER HOTEL CORPORATION,
                      a Delaware corporation

David E. Reichmann    By:  Bruce D. Wardinski
-------------------        ---------------------------
                           Name: Bruce D. Wardinski
                           Title: Vice President